EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of GP Strategies Corporation, a Delaware corporation (the “Company”), constitute and appoint Scott N. Greenberg, Sharon Esposito-Mayer, and Kenneth L. Crawford, and each of them acting alone, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in each of them acting alone, to sign for the undersigned in their respective names as directors of the Company, on the Company’s Registration Statement on Form S-8, and any amendment (including post-effective amendments) or supplement thereto, relating to the offer and sale of Common Stock of the Company pursuant to the GP Strategies Corporation 1973 Non-Qualified Stock Option Plan (the “1973 Plan”) and the GP Strategies Corporation 2003 Incentive Stock Plan (the “2003 Plan”), and to sign for the undersigned in their respective names as directors of the Company, on the Company’s Post-Effective Amendment No. 1 to Form S-8 for the 1973 Plan and the 2003 Plan relating to the adoption of the Registration Statement on Form S-8 (File No. 333-123949) as the Company’s own registration statement and the deregistration of shares thereunder, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  We hereby confirm all acts taken by such agents and attorneys-in-fact, or each of them acting alone, as herein authorized.

Signature	Title	Date

/s/ Scott N. Greenberg
Scott N. Greenberg	Chief Executive Officer (Principal Executive Officer and Director)	January 4, 2012

/s/ Sharon Esposito-Mayer
Sharon Esposito-Mayer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 4, 2012

/s/ Harvey P. Eisen
Harvey P. Eisen	Chairman of the Board of Directors	January 4, 2012

/s/ Daniel M. Friedberg
Daniel M. Friedberg	Director	January 4, 2012

/s/ Marshall S. Geller
Marshall S. Geller	Director	January 4, 2012

/s/ Sue W. Kelly
Sue W. Kelly	Director	January 4, 2012

/s/ Richard C. Pfenniger, Jr.
Richard C. Pfenniger, Jr.	Director	January 4, 2012

/s/ A. Marvin Strait
A. Marvin Strait	Director	January 4, 2012

/s/ Gene A. Washington
Gene A. Washington	Director	January 4, 2012